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                                                                     EXHIBIT 4.3



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 19, 1998

                                     between

                       NATIONWIDE FINANCIAL SERVICES, INC.

                                    AS ISSUER

                                       and

                            WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE


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                                TABLE OF CONTENTS



                                                                            PAGE

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1  Definition of Terms...............................................2

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1  Designation and Principal Amount..................................3
SECTION 2.2  Maturity..........................................................3
SECTION 2.3  Form and Payment..................................................3
SECTION 2.4  Global Debenture..................................................3
SECTION 2.5  Interest..........................................................5
SECTION 2.6  Authorized Denominations..........................................6
SECTION 2.7  Redemption........................................................6
SECTION 2.8  Appointment of Agents.............................................6
SECTION 2.9  Depositary........................................................6

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1  Special Event Redemption..........................................7
SECTION 3.2  Optional Redemption by Company....................................7
SECTION 3.3  No Sinking Fund...................................................8

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1  Extension of Interest Payment Period..............................8
SECTION 4.2  Notice of Extension...............................................8
SECTION 4.3  Limitation of Transactions........................................9


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                                                                            PAGE

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1  Payment of Expenses..............................................10
SECTION 5.2  Payment Upon Resignation or Removal..............................10

                                   ARTICLE VI
                                     NOTICE

SECTION 6.1  Notice by the Company............................................11

                                   ARTICLE VII
                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1  Listing on an Exchange...........................................12

                                  ARTICLE VIII
                                FORM OF DEBENTURE

SECTION 8.1  Form of Debenture................................................12

                                   ARTICLE IX
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1  Original Issue of Debentures.....................................12

                                    ARTICLE X
                                    COVENANTS

SECTION 10.1 Covenants as to Trust............................................12

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1 Ratification of Indenture........................................13
SECTION 11.2 Trustee Not Responsible for Recitals.............................13
SECTION 11.3 Governing Law....................................................13
SECTION 11.4 Separability.....................................................13
SECTION 11.5 Counterparts.....................................................14


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      FIRST SUPPLEMENTAL INDENTURE, dated as of October 19, 1998 (the "First
Supplemental Indenture"), between Nationwide Financial Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at One Nationwide Plaza, Columbus, Ohio 43215, (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee").

      WHEREAS, the Company executed and delivered the indenture dated as of October 19, 1998 (the "Subordinated Indenture") to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Indenture;

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7.10% Junior Subordinated Deferrable Interest Debentures, due 2028 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

      WHEREAS, Nationwide Financial Services Capital Trust II, a Delaware statutory business trust (the "Trust"), has offered to the public $200,000,000 aggregate liquidation amount of its 7.10% Trust Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,185,600 aggregate liquidation amount of its 7.10% Trust Common Securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"), in $206,185,600 aggregate principal amount of the Debentures;

      WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;

      WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and

      WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

      NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 Definition of Terms.

      Unless the context otherwise requires:

      (a) each term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

      (b) each term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) headings are for convenience of reference only and do not affect interpretation;

      (e) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee;
(iv) Preferred Security Certificate; (v) Property Trustee; (vi) Regular Trustees; (vii) Special Event; and (viii) Underwriting Agreement;

      (f) the following terms have the meanings given to them in this Section 1.1(f):

      "Additional Interest" shall have the meaning set forth in Section 2.5.

      "Compounded Interest" shall have the meaning set forth in Section 4.1.

      "Declaration" means the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital II, a Delaware statutory business trust, dated as of October 19, 1998.

      "Deferred Interest" shall have the meaning set forth in Section 4.1.

      "Dissolution Event" means that the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

      "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

      "Global Debenture" shall have the meaning set forth in Section 2.4.


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      "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

      "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4.

      "Optional Redemption Price" shall have the meaning set forth in Section
3.2.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1 Designation and Principal Amount.

      There is hereby authorized a series of Securities designated the "7.10% Junior Subordinated Deferrable Interest Debentures due 2028," limited in aggregate principal amount to $206,185,600, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 3.3 of the Indenture.

SECTION 2.2. Maturity.

      The Maturity Date will be October 31, 2028.

SECTION 2.3. Form and Payment.

      Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Property Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 Global Debenture.

      (a) In connection with a Dissolution Event,

            (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount


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equal to the aggregate principal amount of all outstanding Debentures (a "Global
Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Property Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global
Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

            (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

      (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depositary selected or approved by the Company or to a nominee or such successor Depositary.

      (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article III of the Indenture the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the


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Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by the Global Debenture. In such event the Company will execute, and subject to
Section 3.01 of the Indenture, the Trustee, upon receipt of an Officers Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such name and in such authorized denominations as the Depositary pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5 Interest.

      (a) Each Debenture will bear interest at the rate of 7.10% per annum (the "Coupon Rate") from and including the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date," commencing on January 31, 1999), to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of
(i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be more than 14 days but less than 60 days prior to an Interest Payment Date.

      (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed during such period in relation to the deemed 90 days in such quarterly period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such


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Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Interest Payment Date.

      (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6 Authorized Denominations.

      The Debentures shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

SECTION 2.7 Redemption.

      The Debentures are not subject to redemption at the option of the Holder and are subject to redemption at the option of the Company or otherwise as provided in Article III hereof.

SECTION 2.8 Appointment of Agents.

      The Company hereby appoints, or confirms the appointment of, Wilmington Trust Company as the initial Trustee, Securities Registrar and Paying Agent with respect to the Debentures, subject to the provisions of the Indenture with respect to the resignation, removal and succession of the Trustee, and subject, further, to the right of the Company to appoint additional agents.

SECTION 2.9 Depositary.

      The Depository Trust Company (or its nominee) shall act as the initial Depositary for any Global Debenture which may be issued pursuant to this First Supplemental Indenture.


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                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1 Special Event Redemption.

      If a Special Event has occurred and is continuing, then, notwithstanding
Section 3.2(a) but subject to Section 3.2(c), the Company shall have the right upon not less than 30 days nor more than 60 days' notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Additional Interest, if any) to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2 Optional Redemption by Company.

      (a) Subject to the provisions of Section 3.2(c) and to the provisions of
Article XI of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole at any time, or in part from time to time, on or after October 19, 2003, at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Additional Interest, if any) to the date of such redemption (the "Optional Redemption Price").

      (b) Any redemption pursuant to this Section 3.2 will be made upon not less than 30 days nor more than 60 days' notice to the Holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder of Debenture to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

      (c) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.


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SECTION 3.3 No Sinking Fund.

      The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Extension of Interest Payment Period.

      So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2 Notice of Extension.

      (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or
(ii) the date the Regular Trustee is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable


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self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

      (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

      (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3 Limitation of Transactions.

      If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholder rights plan adopted by the Company) and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Debentures. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.


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                                    ARTICLE V
                                    EXPENSES

SECTION 5.1 Payment of Expenses.

      In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

      (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 6.07 of the Indenture;

      (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to retention of the trustees, the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs, expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the fees and expenses incurred in the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities);

      (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

      (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2 Payment Upon Resignation or Removal

      Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to this Section 5.2, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


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                                   ARTICLE VI
                                     NOTICE

SECTION 6.1 Notice by the Company.

      The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of Article XIII of the Indenture or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of
Article XIII of the Indenture, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of
Section 6.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Article VI at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

      The Trustee, subject to the provisions of Section 6.01 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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                                   ARTICLE VII
                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1 Listing on an Exchange.

      If the Debentures are to be issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII
                                FORM OF DEBENTURE

SECTION 8.1 Form of Debenture.

      The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A.

                                   ARTICLE IX
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1 Original Issue of Debentures.

      Debentures in the aggregate principal amount of $206,185,600 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                    ARTICLE X
                                    COVENANTS

SECTION 10.1 Covenants as to Trust.

      In the event Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, for so long as the Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not voluntarily dissolve, windup or terminate the Trust, except in connection with the distribution of Debentures upon a Dissolution Event or otherwise, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration,
(iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures as provided in the Declaration, the redemption of the Trust Securities or in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (b) to remain a grantor trust and otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures. This covenant is intended solely for the benefit of the Holders of the Debentures issued pursuant to this First Supplemental Indenture and shall not be applicable to the Securities of any other series issued pursuant to the Indenture.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1 Ratification of Indenture.

      The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 11.2 Trustee Not Responsible for Recitals.

      The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 11.3 Governing Law.

      This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 11.4 Separability.

      In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 11.5 Counterparts.

      This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                   NATIONWIDE FINANCIAL SERVICES, INC.


                                   By: /s/ Joseph J. Gasper
                                       -----------------------------------------
                                       Name: Joseph J. Gasper
                                       Title: President, Chief Operating Officer
                                              and Director

Attest:

By: /s/ Dennis W. Glick
    ---------------------------
    Secretary

                                   WILMINGTON TRUST COMPANY
                                   as Trustee


                                   By: /s/ Debra Eberly
                                       -----------------------------------------
                                       Name: Debra Eberly
                                       Title: Administrative Account Manager

Attest:

By: /s/ W. Chris Sponenberg
    ---------------------------
    Assistant Secretary

                                                                       EXHIBIT A


                           (FORM OF FACE OF DEBENTURE)

      [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This
Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. 1
$206,185,600
CUSIP No. 638612AD3

                       NATIONWIDE FINANCIAL SERVICES, INC.

             7.10% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2028

      NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, Wilmington Trust Company as Property Trustee under that certain Amended and Restated Declaration of Trust, dated as of October 19, 1998, among the Trustees of Nationwide Financial Services Capital Trust II (the "Trust") named therein, the Company and the holders from time to time of undivided beneficial interests in the Trust, or registered assigns, the principal sum of Two Hundred and Six Million, One Hundred Eighty-Five Thousand, Six Hundred Dollars ($206,185,600) on October 31, 2028, and to pay interest on said principal sum from October 19, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 31, April 30, July 31 and October 31 of each year commencing January 31, 1999, at the rate of 7.10% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the ____ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior

Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and
(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      The provisions of this Debenture are continued below and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


      IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: October 19, 1998

                                                  NATIONWIDE FINANCIAL
                                                  SERVICES, INC.


                                                  By:________________________
                                                     Name:
                                                     Title

Attest:


By:________________________
   Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated: October 19, 1998

  WILMINGTON TRUST COMPANY
  as Trustee



By________________________
    Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

      This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 19, 1998 ("the Base Indenture"), duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of October 19, 1998, between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

      The Company shall have the right to redeem this Debenture at its option, without premium or penalty, in whole or in part at any time and from time to time on or after October 19, 2003 (an "Optional Redemption"), at a redemption price equal to the principal amount plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

      If, at any time, a Special Event (as defined below) shall occur or be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

      "Special Event" means a Tax Event or an Investment Company Event.

      "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is effective or which interpretation, application or pronouncement is announced on or after October 14, 1998, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) interest payable to the Trust on the Debentures would not be deductible in whole or in part by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an investment company which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after October 14, 1998.

      Any redemption pursuant to the occurrence of a Special Event will be made upon not less than 30 days nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture holder to be redeemed in accordance with its procedures.

      If a partial redemption of the Debentures would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

      In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

      So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of the Debentures to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with the interest thereon compounded quarterly at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholders' rights plan adopted by the Company), and (b) the Company shall not make any payment of interest or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to such Debentures. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debenture. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amount then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

      As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee in the City of Wilmington and State of Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.